UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

On February 21, 2012, CNL Healthcare Trust, Inc. (the “Company”) filed a Form 8-K disclosing our acquisition of five senior housing (collectively referred to as the “the Communities”) from an unaffiliated third party on February 16, 2012.

The Form 8-K is hereby amended to include the required financial information.

(a)	Financial Statements of Business Acquired.

Primrose Senior Housing Communities (Five Communities)

Report of Independent Certified Public Accountants

Combined Financial Statements

Combined Balance Sheets

Combined Statements of Operations

Combined Statements of Changes in Members’ Deficit

Combined Statements of Cash Flows

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information.

CNL Healthcare Trust, Inc. and Subsidiaries:

Unaudited Pro Forma Consolidated Financial Statements:

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2011

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2011

Notes to Unaudited Pro Forma Consolidated Financial Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HEALTHCARE TRUST, INC.

Date: May 1, 2012	By:	/s/ Joseph Johnson
	Name:	Joseph Johnson
	Title:	Senior Vice President and Chief Financial Officer

            Primrose Senior Housing Communities

            (Five Communities)

                   Combined Financial Statements

                   December 31, 2011, 2010 and 2009

F-1

Primrose Senior Housing Communities (Five Communities)

Index

December 31, 2011, 2010 and 2009

F–2

Report of Independent Certified Public Accountants

To the Stockholders of CNL Healthcare Trust, Inc. and Subsidiaries:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in members’ deficit and of cash flows present fairly, in all material respects, the financial position of Primrose Senior Housing Communities (Five Communities) at December 31, 2011 and 2010, and the results of their operations and their cash flows for the years ended December 31, 2011, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
May 1, 2012

F–3

Primrose Senior Housing Communities (Five Communities)

Combined Balance Sheets

December 31, 2011 and 2010

	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$1,638,952	$1,844,458
Short-term investments	455,859	301,500
Prepaid expenses and other assets	97,124	95,959

Total current assets	2,191,935	2,241,917

Property and equipment, net	36,326,388	38,605,820
Deferred financing fees, net	141,345	167,335

Total assets	$38,659,668	$41,015,072

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$1,587,539	$1,378,996
Current portion of long-term debt	5,532,532	1,327,864
Security deposits	334,980	345,550

Total current liabilities	7,455,051	3,052,410

Long-term debt	39,429,068	45,061,763

Total liabilities	46,884,119	48,114,173

Members’ deficit	(8,224,451)	(7,099,101)

Total liabilities and members’ deficit	$38,659,668	$41,015,072

The accompanying notes are an integral part of these combined financial statements.

F–4

Primrose Senior Housing Communities (Five Communities)

Combined Statements of Operations

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
Revenues:
Rental income	$14,633,526	$14,225,129	$13,018,662
Other	103,354	54,145	23,866

Total revenues	14,736,880	14,279,274	13,042,528

Costs and expenses:
Property operating and maintenance expenses	7,399,474	6,779,527	6,517,065
Management fees	736,354	716,551	653,279
Depreciation	2,625,606	3,112,221	3,331,226

Total costs and expenses	10,761,434	10,608,299	10,501,570

Interest expense and deferred financing costs amortization	(2,768,142)	(2,847,304)	(2,812,724)

Net income (loss)	$1,207,304	$823,671	$(271,766)

The accompanying notes are an integral part of these combined financial statements.

F–5

Primrose Senior Housing Communities (Five Communities)

Combined Statements of Changes in Members’ Deficit

Years Ended December 31, 2011, 2010 and 2009

Balance, January 1, 2009	$(4,901,642)
Member distributions	(675,544)
Net loss	(271,766)

Balance, December 31, 2009	(5,848,952)
Member distributions	(2,073,820)
Net income	823,671

Balance, December 31, 2010	(7,099,101)
Member distributions	(2,332,654)
Net income	1,207,304

Balance, December 31, 2011	$(8,224,451)

The accompanying notes are an integral part of these combined financial statements.

F–6

Primrose Senior Housing Communities (Five Communities)

Combined Statements of Cash Flows

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009

Cash flows from operating activities
Net income (loss)	$1,207,304	$823,671	$(271,766)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	2,625,606	3,112,221	3,331,226
Amortization of deferred financing costs	25,990	25,990	68,912
Changes in assets and liabilities:
Prepaid expenses and other assets	(1,165)	19,750	(52,014)
Accounts payable and accrued expenses	208,543	245,335	332,976
Security deposits	(10,570)	(30,695)	13,045

Net cash provided by operating activities	4,055,708	4,196,272	3,422,379

Cash flows from investing activities
Additions to property and equipment	(346,174)	(86,108)	(130,458)
Decrease (increase) in short-term investments	(154,359)	(226,500)	(75,000)

Net cash used in investing activities	(500,533)	(312,608)	(205,458)

Cash flows from financing activities
Borrowings on debt	—	—	10,838,255
Payment of deferred financing costs	—	—	(86,588)
Principal payments on debt	(1,428,027)	(1,421,193)	(12,479,257)
Distributions to members	(2,332,654)	(2,073,820)	(675,544)

Net cash used in financing activities	(3,760,681)	(3,495,013)	(2,403,134)

Net increase (decrease) in cash	(205,506)	388,651	813,787

Cash
Beginning of period	1,844,458	1,455,807	642,020

End of period	$1,638,952	$1,844,458	$1,455,807

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$2,743,709	$2,822,787	$2,744,621

The accompanying notes are an integral part of these combined financial statements.

F–7

Primrose Senior Housing Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

1.	Organization

The Primrose Senior Housing Communities (Five Communities) consist of five senior housing communities (the “Communities”) owned by affiliates of Primrose Retirement Communities LLC (“Primrose”). The Communities were developed and managed by affiliates of Primrose.

As of December 31, 2011, the Communities feature a total of 394 residential units which are rented with monthly rates that vary based on the amenities and the services provided. The services provided by the operators are generally not covered by health or other insurance and, therefore, monthly fees are generally payable by the resident, their family or another responsible party. The five communities each represent a separate limited liability company. The properties include:

•	Primrose Retirement Community of Casper – Casper, WY

•	Primrose Retirement Community of Grand Island – Grand Island, NE

•	Sweetwater Retirement Community – Billings, MT

•	Primrose Retirement Community of Marion – Marion, OH

•	Primrose Retirement Community of Mansfield – Mansfield, OH

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the combined financial statements follows:

Basis of Presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The combined financial statements reflect the combined financial position and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated. The financial statements are being presented on a combined basis as the Primrose Senior Housing Communities are under common management and control.

Use of Estimates

The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the combined financial statements, the reported amounts of revenues and expenses during the reporting periods, and the disclosures of contingent liabilities. Actual results could differ from those estimates.

F–8

Primrose Senior Housing Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

2.	Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

Property and Equipment, net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed over the straight-line method using the estimated useful lives of the related assets, which range from 5 to 27.5 years. Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount.

Deferred Financing Costs, Net

Costs incurred in connection with obtaining debt have been deferred and amortized using the effective interest method.

Short-term investments

Short term investments represent cash held in certificates of deposits with a maturity of 12 months or less.

Revenue Recognition

Rental revenue consists of monthly services, which includes rent, assistance and other related services. Monthly services are provided to tenants. Other revenue consists primarily of community fees recognized as income over the average stay of the tenants. Agreements with residents are generally for an initial term of three months and are cancelable by residents with thirty days’ notice.

Advertising

All cost associated with advertising and promoting the Communities are expensed in the year incurred. Advertising expense was approximately $182,000, $163,000 and $262,000 for the years ended December 31, 2011, 2010 and 2009, respectively.

Income Taxes

No provision (benefit) for income taxes is provided on the net income (loss) of the Communities since it is reported by the members on their respective income tax returns. The Communities have analyzed their tax positions and determined that they have not taken any uncertain tax positions.

New Accounting Policies

Management believes there are no new accounting pronouncements for which adoption will have a material impact on the Communities’ combined financial statements.

F–9

Primrose Senior Housing Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

3.	Debt

Long-term debt consisted of the following at December 31:

	2011	2010
5.75% note payable in monthly installments of $78,145 including interest; final payment due February 28, 2013. The note is collateralized by the real estate of one facility. (Casper)	$11,496,977	$11,756,342

5.75% note payable in monthly installments of $72,069 including interest; final payment due February 28, 2013. The note is collateralized by the real estate of one facility. (Billings)	10,608,518	10,847,302

Federal Home Loan Bank of Cincinnati Long Term Fixed Rate Advance Five Years plus 3.0% (6.375% at December 31, 2011) payable in monthly installments of $73,051 including interest; final payment due December 1, 2034. The note is collateralized by the real estate of one facility. (Mansfield)	10,478,681	10,671,217

3 year treasury plus 2.5%, at a minimum of 6% (6% at December 31, 2011) payable in monthly installments of $67,755 including interest; final payment due December 3, 2025. The note is collateralized by the real estate, fixed assets, and accounts receivable of one facility. (Marion)	7,639,303	7,975,124

5.75% note payable in monthly installments September 26, 2012. The note is collateralized by the real estate of one facility. (Grand Island)	4,348,729	4,645,218

4.75% promissory note, payable in semi-annnual payments of $50,000 beginning June 5, 2011. Interest payments due monthly. Final payment on December 5, 2015.	389,392	494,424

	44,961,600	46,389,627
Less: current portion	(5,532,532)	(1,327,864)

	$39,429,068	$45,061,763

The debt contains customary affirmative, negative and financial covenants including limitations on incurrence of additional indebtedness, restrictions on member distributions, debt service coverage ratio and current ratio test. As of December 31, 2011 and December 31, 2010, the Communities were in compliance with the aforementioned covenants.

F–10

Primrose Senior Housing Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

3.	Debt (continued)

Maturities of indebtedness for the next five years and thereafter, in the aggregate, are:

2012	$5,532,532
2013	22,279,591
2014	736,901
2015	767,078
2016	718,263
Thereafter	14,927,235

$44,961,600

4.	Property and Equipment, net

Property and equipment consisted of the following at December 31:

	2011	2010

Land and land improvements	$5,270,610	$5,270,610
Building and building improvements	39,577,153	39,370,383
Equipment	9,333,937	9,194,533

	54,181,700	53,835,526
Less: accumulated depreciation	(17,855,312)	(15,229,706)

	$36,326,388	$38,605,820

5.	Members’ Deficit

Distributions to the members’ are made under complete discretion of the manager, an affiliate of Primrose.

6.	Related Party Transaction

Pursuant to various management agreements, the Communities pay management fees equal to 5% of gross revenues, as determined on a cash basis, to Primrose Management, LLC, an affiliate of Primrose. The amounts incurred for management fees were approximately $736,000, $717,000 and $653,000 for the years ended December 31, 2011, 2010 and 2009, respectively.

7.	Commitments and Contingencies

From time to time the Communities may be exposed to litigation arising from operations of its business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Communities’ financial condition or results of operations.

F–11

Primrose Senior Housing Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

8.	Subsequent Events

In February 2012, Primrose sold the Communities to CNL Healthcare Trust, Inc. for approximately $84.1 million, exclusive of closing costs. The Communities will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at Primrose’s discretion, two five-year renewal options.

The accompanying audited combined financial statements were authorized for issue on May 1, 2012. Subsequent events are evaluated through that date.

F–12

CNL HEALTHCARE TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of the Company is presented as if the acquisition described in Note 2 had occurred as of December 31, 2011.

The accompanying Unaudited Pro Forma Consolidated Statement of Operations of CNL Healthcare Trust, Inc. and its subsidiaries (collectively, the "Company") are for the year ended December 31, 2011 (the “Pro Forma Period”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisition described in Note 2 as if it had occurred as of January 1, 2011.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results if the transaction reflected herein had occurred on the date or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results in the future.

F–13

CNL HEALTHCARE TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	December 31, 2011
		Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS

Real estate investment properties, net	$—	$82,359,700	(2)	$82,359,700
Cash and cash equivalents	10,001,872	5,128,072	(1)	—
		(12,250,000	) (2)
		(1,989,995	) (4)
		(889,949	) (3)
Intangibles, net	—	1,690,300	(2)	1,690,300
Loan costs, net	—	989,949	(3)	989,949
Deposits on real estate	400,000	(400,000	) (2)	—
Prepaid and other assets	161,390	(100,000	) (3)	61,390

Total assets	$10,563,262	$74,538,077		$85,101,339

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgage notes payable	$—	$71,400,000	(2)	$71,400,000
Due to related parties	192,755	—		192,755
Accounts payable and accrued expenses	668,120	50,000	(4)	696,925
		(21,195	) (4)

Total liabilities	860,875	71,428,805		72,289,680

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share, authorized and unissued 200,000,000 shares	—	—		—
Common stock, $0.01 par value per share, 1,120,000,000 shares authorized; 1,357,572 shares issued and outstanding; 1,960,875 shares issued and outstanding, as adjusted	13,576	6,033	(1)	19,609
Capital in excess of par value	11,504,283	5,122,039	(1)	16,626,322
Accumulated distributions	(55,892)			(55,892)
Accumulated deficit	(1,759,580)	(2,018,800	) (4)	(3,778,380)

Total stockholders’ equity	9,702,387	3,109,272		12,811,659

Total liabilities and stockholders’ equity	$10,563,262	$74,538,077		$85,101,339

See accompanying notes to unaudited pro forma consolidated financial statements.

F–14

CNL HEALTHCARE TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2011
		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues:
Rental income from operating leases	$—	$7,692,372	(a)	$7,692,372
Expenses:
General and administrative	869,091	—		869,091
Acquisition fees and costs	892,313	(21,195	) (e)	871,118
Asset management fees to related party	—	840,500	(c)	840,500
Property management fees to related party	—	132,548	(d)	132,548
Depreciation and amortization	—	2,522,344	(b)	2,522,344

Total expenses	1,761,404	3,474,197		5,235,601

Operating loss	(1,761,404)	4,218,175		2,456,771

Other income (expense):
Interest income	1,824	—		1,824
Interest expense and loan cost amortization	—	(5,514,428	) (f)	(5,514,428)

Total other income (expense)	1,824	(5,514,428)		(5,512,604)

Net loss	$(1,759,580)	$(1,296,253)		$(3,055,833)

Net loss per share of common stock (basic and diluted)	$(2.09)			$(1.56)

Weighted average number of shares of common stock outstanding (basic and diluted) (Note 5(g))	843,497			1,960,875

See accompanying notes to unaudited pro forma consolidated financial statements.

F–15

CNL HEALTHCARE TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying Unaudited Pro Forma Consolidated Statement of Operations of CNL Healthcare Trust, Inc. and its subsidiaries (collectively, the “Company”) are presented for the year ended December 31, 2011 (the “Pro Forma Period”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisition of the Primrose Senior Housing Communities (Five Communities) (“the Primrose Communities”), described in Note 2, as if it had occurred as of January 1, 2011. The amounts included in the historical columns represent the Company’s historical operating results for the respective Pro Forma Period presented.

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results if the transaction reflected herein had occurred on the date or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

2.	Pro Forma Transaction

On February 16, 2012, the Company acquired five senior housing communities from affiliates of Primrose Retirement Communities, LLC, for a purchase price of approximately $84.1 million, excluding closing costs. The properties include: Primrose Retirement Community of Casper – Casper, WY, Primrose Retirement Community of Grand Island – Grand Island, NE, Sweetwater Retirement Community – Billings, MT, Primrose Retirement Community of Marion – Marion, OH, and Primrose Retirement Community of Mansfield – Mansfield, OH.

The senior housing communities feature a total of 394 residential units and will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at the tenant’s discretion, two five-year renewal options. All of the leases are cross-defaulted among themselves. Annual base rent escalates each year and is calculated based on the Primrose Communities’ lease basis multiplied by lease rates and is payable on a monthly basis. Annual capital reserve income is allocated based on $300 per unit. The leases are accounted for as operating leases; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP.

In addition, the Company incurred acquisition fees and costs totaling approximately $1.9 million, including closing costs and approximately $1.6 million in investment services fees to the Company’s advisor described below, in connection with the acquisition of the Communities. The Company funded $71.4 million of the purchase price from the proceeds of a mortgage loan, as described below, and paid the balance of the purchase price, closing costs, loan costs and other expenses from proceeds of its public offering of shares of common stock (the “Offering”).

F–16

CNL HEALTHCARE TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

2.	Pro Forma Transaction (continued)

The following summarizes the allocation of the purchase price for the Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$4,220,700
Land improvements	1,525,400
Building	75,680,300
Equipment	933,300
In-place lease	1,690,300

Net assets acquired	$84,050,000

In connection with the acquisition of the Primrose Communities, the Company entered into a loan agreement with a lender, providing for a one-year senior facility in the original aggregate principal amount of $71,400,000 (the “Loan”). The Loan matures on February 16, 2013. Interest and principal on the loan are payable monthly. Each monthly principal installment is equal to 50% of the Company’s net offering proceeds from its current stock offering. Additionally, on or before the six month anniversary of the Loan, the Company is required to pay lender an amount sufficient to reduce the aggregate outstanding principal balance under the Loan to an amount that would (i) cause the lesser of the (a) ratio of the outstanding principal Loan amount to the leased fee value of the Primrose Communities (as determined by appraisals received in connection with the Loan closing) and (b) the ratio of the outstanding principal Loan amount to the aggregate costs for the Primrose Communities (as determined as of the Loan closing) to be less than or equal to 65%, and (ii) result in a debt service coverage of not less than 1.40 to 1.0 as determined by lender in its sole but reasonable discretion (the date such paydown is achieved being the “Performance Date”). From loan closing until the date that the Loan has been reduced to approximately $54,000,000, the Loan will bear interest at a rate equal to LIBOR plus 6%. From the Performance Date through maturity, the Loan shall bear interest at a rate equal to LIBOR plus 3.25%.

The Borrowers may prepay the Loan at any time, without prepayment penalty.

3.	Related Party Transactions

The Company’s external advisor is CNL Healthcare Corp. (the “Advisor”). The Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company pursuant to an advisory agreement. The Advisor and certain affiliates are entitled to receive fees and compensation in connection with the acquisition and management of the Company’s assets.

Pursuant to the advisory agreement, the Advisor receives investment services fees equal to 1.85% of the purchase price of properties for services rendered in connection with the selection, evaluation, structure and purchase of assets. In connection with the acquisition of the Communities, the Company incurred approximately $1.6 in investment services fees payable to the Advisor. In addition, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the agreement) of the Company’s properties as of the end of the preceding month.

Pursuant to a master property management agreement, CNL Healthcare Manager Corp. (the “Property Manager”) receives property management fees of 2% of gross revenues for management of the Company’s single tenant properties.

F–17

CNL HEALTHCARE TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

4.	Adjustments to Pro Forma Consolidated Balance Sheet

The adjustments to the pro forma consolidated balance sheet represent adjustments needed to the Company’s historical results to present operating results as if the Primrose Communities were acquired as of December 31, 2011.

(1)	Represents the receipt of approximately $6.0 million in additional gross offering proceeds for the sale of 603,303 shares and the payment of selling commissions of $422,312 (7% of gross proceeds), marketing support fees of $180,991 (3% of gross proceeds), and other offering expenses of $301,651 (5% of gross proceeds), all of which have been netted against stockholders’ equity. The additional offering proceeds included in the pro forma adjustments have been limited to the proceeds necessary to acquire the Company’s investment as described in Note (2) above.

(2)	Represents cash and borrowings under the Loan used to acquire the Primrose Communities.

(3)	Represents additional loan costs incurred in connection with the Loan as described in Note (2) above.

(4)	Represents acquisition fees and expenses, as well as other expenses paid at closing, and incurred subsequent to December 31, 2012, including the investment services fee payable to the Company’s Advisor in connection with the closing of the Primrose Communities.

5.	Adjustments to Pro Forma Consolidated Statement of Operations

The adjustments to the pro forma consolidated statement of operations represent adjustments needed to the Company’s historical results to present operating results as if the Primrose Communities were owned for the full Pro Forma Period.

(a)	Represents rental income on a straight-line basis generated from the Primrose Communities for the Pro Forma Period.

(b)	Represents depreciation and amortization expense computed using the straight-line method over the estimated useful lives of the related assets for the Pro Forma Period as follows:

		Pro Forma Adjustments
	Estimated Useful Life	Year Ended December 31, 2011

Land	Not applicable	$—
Land improvements	15 years	101,693
Building	39 years	1,940,521
Equipment	3 years	311,100
In-place lease	10 years	169,030

		$2,522,344

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CNL HEALTHCARE TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

5.	Adjustments to Pro Forma Consolidated Statements of Operations (continued)

(c)	Represents asset management fees for the Pro Forma Period due to the Advisor in connection with the ownership of the Primrose Communities as described in Note 3.

(d)	Represents property management fees due to the property manager in connection with the management of the Primrose Communities as described in Note 3 for the Pro Forma Period.

(e)	Represents the reversal of historical acquisition fees and expenses incurred and accrued during the year ended December 31, 2011 related to the acquisition of the Primrose Communities that are nonrecurring charges directly related to the pro forma transaction.

(f)	Represents interest expense and amortization of loan costs relating to the Loan as if the loans had been in place for the Pro Forma Period.

(g)	Historical earnings per share for the year ended December 31, 2011 was calculated based on the number of shares of common stock outstanding during the portion of 2011 the Company was operational (October 5, 2011 through December 31, 2011). For purposes of determining the weighted average number of shares of common stock outstanding, stock distributions are treated as if they were issued at the beginning of the periods presented.

As a result of the Primrose Communities being treated in the Pro Forma Consolidated Statement of Operations as operational since January 1, 2011, the Company assumed approximately 603,303 shares of common stock were sold in its Offering, and the net proceeds were available for the purchase of the Primrose Communities as of January 1, 2011. Consequently, the weighted average number of shares outstanding for the Pro Forma Periods was adjusted to reflect this amount of shares being issued on January 1, 2011 instead of the actual dates issued, and were treated as outstanding for the full Pro Forma Period. Pro forma earnings per share were calculated based on the weighted average number of shares of common stock outstanding, as adjusted.

F–19